Exhibit (a)(33)

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt about what action to take, you should consult your stockbroker, bank manager, lawyer, accountant or other professional or investment advisor.

If you have sold or transferred all of your American Depositary Shares (“ADSs”) in Compañía de Telecomunicaciones de Chile S.A., please send this revised ADS Notice of Guaranteed Delivery together with the accompanying documents as soon as possible to the stockbroker, bank or other agent through whom the sale was effected for transmission to the purchaser.

This document should be read in conjunction with the Offer to Purchase dated September 17, 2008 (as amended and supplemented from time to time, the “Offer to Purchase”) and the Supplement thereto dated October 27, 2008 (the “Offer Supplement”). The definitions used in the Offer to Purchase apply in this revised ADS Notice of Guaranteed Delivery. All terms and conditions contained in the Offer to Purchase applicable to the U.S. Offer (as defined in the Offer to Purchase) for ADSs are deemed to be incorporated in and form part of this revised ADS Notice of Guaranteed Delivery.

REVISED ADS NOTICE OF GUARANTEED DELIVERY
to Tender American Depositary Shares
(evidenced by American Depositary Receipts)
of
Compañía de Telecomunicaciones de Chile S.A.
Pursuant to the Offer to Purchase dated September 17, 2008
and the Supplement thereto dated October 27, 2008
by
INVERSIONES TELEFÓNICA INTERNACIONAL HOLDING LIMITADA
a limited liability company (sociedad de responsabilidad limitada) owned by
TELEFÓNICA, S.A.

THE U.S. OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON OCTOBER 31, 2008, UNLESS THE U.S. OFFER IS EXTENDED.

The Depositary for the ADSs in the U.S. Offer is:

Citibank, N.A.

By Mail: Citibank, N.A. Corporate Actions P.O. Box 43035 Providence, RI 02940-3035	By Hand/Overnight Courier: Citibank, N.A. Corporate Actions 250 Royall Street Canton, MA 02021

By Facsimile Transmission:

(Eligible Institutions Only)
Facsimile Number: (202) 222-4593
To Confirm Facsimile Transmissions:
(201) 222-4133 or (201) 324-3455
As set forth under “The U.S. Offer — Section 4 — Procedures for Accepting the U.S. Offer — Holders of ADSs” in the Offer to Purchase, this revised ADS Notice of Guaranteed Delivery (or a copy) (this “Form”) must be used to tender ADSs pursuant to the U.S. Offer if the ADRs evidencing such ADSs are not immediately available or time will not permit all required documents to reach the U.S. Depositary prior to the termination of the U.S. Offer. This Form, properly completed and duly executed (including the guarantee by an Eligible Institution in the form set forth hereinafter), may be delivered by hand or mail or by facsimile, if sent by an Eligible Institution, to the U.S. Depositary. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Offer to Purchase and the Supplement.

DELIVERY OF THIS FORM TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

This Form is not to be used to guarantee signatures other than for the purposes described in this Form. If a signature on a revised ADS Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on such revised ADS Letter of Transmittal.

In the case of ADSs held through the Book-Entry Transfer Facility, the revised ADS Notice of Guaranteed Delivery must be delivered to the U.S. Depositary by a participant in the Book-Entry Transfer Facility via Agent’s Message in the book-entry confirmation system.

Shares of Compañía de Telecomunicaciones de Chile S.A. may not be tendered by means of this Form.

Ladies and Gentlemen:

The undersigned hereby tenders to Inversiones Telefónica Internacional Holding Limitada (“Purchaser”), a limited liability company (sociedad de responsabilidad limitada) organized and existing under the laws of the Republic of Chile and an indirect wholly owned subsidiary of Telefónica, S.A. (“Telefónica”), a publicly held stock corporation organized and existing under the laws of the Kingdom of Spain, the ADSs indicated below upon the terms and subject to the conditions set forth below and pursuant to the Guaranteed Delivery Procedures described in the Offer to Purchase under “The U.S. Offer — Section 4 Procedures for Accepting the U.S. Offer — Holders of ADSs” in the Offer to Purchase.

Name of Record Holder(s):

Address(es) (including Zip Code):

Area Code(s) and Tel. No(s).:

Signature(s):

Date:

Number of ADSs:

ADR Number(s) if available:

If ADSs will be tendered by book-entry transfer check box:

☐	The Depository Trust Company

Account Number:

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GUARANTEE

The undersigned, a financial institution which is a participant in the Security Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program (each an “Eligible Institution”), hereby guarantees that the undersigned will deliver to the U.S. Depositary the ADRs representing the ADSs tendered hereby, in proper form for transfer, together with a properly completed and duly executed revised ADS Letter of Transmittal with any required signature guarantees and any other required documents, all within three NYSE trading days after the date hereof.

Name of Firm:	Authorized Signature:

Name:
(Please Print)

Address:
(Zip Code)	Title:

Area Code and Tel No.:	Date:

Email:

NOTE:  DO NOT SEND SECURITIES WITH THIS FORM; SECURITIES SHOULD BE SENT WITH YOUR REVISED ADS LETTER OF TRANSMITTAL.

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